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                                                                     EXHIBIT 21




                  SUBSIDIARIES OF GAYLORD ENTERTAINMENT COMPANY
                             AS OF DECEMBER 31, 2002


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                                                          Jurisdiction of
Name                                                        Organization
----                                                        ------------
CCK Holdings, LLC                                             Delaware
Corporate Magic, Inc.                                         Texas
Gaylord Creative Group, Inc.                                  Delaware
Gaylord Hotels, LLC                                           Delaware
Gaylord Program Services, Inc.                                Delaware
Grand Ole Opry Tours, Inc.                                    Tennessee
OHN Holdings, LLC                                             Delaware
OHN Holdings Management, Inc.                                 Delaware
OHN Management, Inc.                                          Delaware
OLH, G.P.                                                     Tennessee
Opryland Attractions, Inc.                                    Delaware
Opryland Hospitality, LLC                                     Tennessee
Opryland Hotel Florida, L.P.                                  Florida
Opryland Hotel Nashville, LLC                                 Tennessee
Opryland Hotel Texas, LLC                                     Delaware
Opryland Hotel Texas, L.P.                                    Delaware
Opryland Productions, Inc.                                    Tennessee
Opryland Theatricals, Inc.                                    Delaware
ResortQuest International, Inc.                               Delaware
Wildhorse Saloon Entertainment Ventures, Inc.                 Tennessee
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